FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT ("Agreement") is made the 13th day of December, 2006, by and between CREATIVE ENTERPRISES INTERNATIONAL, INC., a Nevada business corporation having an address c/o Kenneth Brice, Chief Financial Officer, CFO Resources, Inc., 521 Executive Drive, Princeton, New Jersey 08540, ("Creative Enterprises") and MADISON BANK, A DIVISION OF LEESPORT BANK, a Pennsylvania banking corporation with an address of 1240 Broadcasting Road, Wyomissing, Pennsylvania 19610 ("Bank").

REFERENCES TO CAPITALIZED TERMS USED HEREIN NOT OTHERWISE DEFINED ARE SET FORTH IN PARAGRAPH 2 HEREOF.

BACKGROUND

WHEREAS, on or about March 1, 2005, Creative Enterprises executed and delivered to the Bank a Promissory Note in the original principal amount of Five Hundred Thousand and no/100 Dollars ($500,000.00);

WHEREAS, Creative Enterprises has requested, and Bank has agreed, to enter into this Agreement pursuant to the terms and conditions set forth herein to, among other things, (i) ratify and confirm the obligations and liabilities of Creative Enterprises to the Bank under the Loan Documents; (ii) to modify the terms of the Note; and (iii) set forth the terms and conditions under which the Bank will forbear from exercising and enforcing the rights available to it against Creative Enterprises, without prejudice to any rights and/or remedies of the Bank.

NOW, THEREFORE, in consideration of the foregoing promises, covenants, and agreements, and intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENT

1. Background. The foregoing Background is incorporated by reference in this Agreement as if set forth in full. Creative Enterprises hereby ratifies, confirms, and acknowledges that the statements contained in the foregoing Background are true and complete in all respects.

2. Capitalized Terms. For purposes of this Agreement, unless the context clearly requires otherwise, the following terms shall have the following meanings:

Agreement. This Forbearance Agreement and any future amendments, modifications, or supplements to this Agreement.

Bank. Madison Bank, a division of Leesport Bank, a Pennsylvania banking corporation with an address of 1240 Broadcasting Road, Wyomissing, Pennsylvania 19610.

Collateral. Collectively, the personal property subject to the Security Agreement and Pledge Agreements .

Creative Enterprises. Creative Enterprises International, Inc., a Nevada business corporation with an address c/o Kenneth Brice, Chief Financial Officer, CFO Resources, Inc., 521 Executive Drive, Princeton, New Jersey 08540.

Loan Documents. This Agreement, the Note, the Pledge Agreements, the Security Agreement, and any and all other instruments, agreements, certifications, contracts, guarantees, and other documents heretofore or hereafter delivered to the Bank in connection with the Obligations.

Note. That certain Promissory Note dated March 1, 2005 in the original principal amount of Five Hundred and no/100 Dollars ($500,000.00) executed and delivered by Creative Enterprises to the Bank and any other allonges, amendments, modifications, and restatements of and to said Note.

Obligations. All present and future liabilities of Creative Enterprises to the Bank under the Loan Documents or otherwise, due or to become due to the Bank, whether now existing or hereafter incurred, whether or not evidenced by any note or other instrument, matured or unmatured, direct, absolute or contingent, joint or several, and all reasonable attorneys' fees, costs, and expenses of collection incurred by the Bank in enforcing such liabilities.

Pledge Agreements. Those certain Commercial Pledge Agreements identified more particularly in Paragraph 4 hereof, together with all amendments and modifications of and to said Pledge Agreements.

Security Agreement. That certain Commercial Security Agreement identified more particularly in Paragraph 4 hereof, together with all amendments and modifications of and to said Security Agreement.

3. Confirmation of Indebtedness. Creative Enterprises does hereby confirm and acknowledge that as of December 11, 2006, the matured and/or unpaid balance due and owing under the Note and the Loan Documents is as follows:

Principal Balance:	$ 314,193.65
Accrued Interest through 12/11/06:	5,731.86
Late Fees through 12/11/06:	200.21
Total	$ 320,125.72

Interest continues to accrue from 12/11/06 at the Wall Street Journal Prime Rate plus 1% per annum (currently 9.25% per annum; $80.73 per diem). Creative Enterprises is also responsible for all late charges and collection costs incurred by the Bank (including reasonable legal fees and expenses).

4. Collateral. To induce the Bank to extend the loans and/or credit availability evidenced by the Note and to secure and collateralize the Obligations to the Bank, Creative Enterprises has executed and delivered the following Loan Documents to the Bank or caused the following Loan Documents to be executed and delivered to the Bank:

a. Security Agreement. On or about March 1, 2005, Creative Enterprises executed and delivered to the Bank a Commercial Security Agreement granting the Bank a first-lien security interest in all its present and future accounts, inventory, equipment, chattel paper, general intangibles, and other tangible and intangible personal property, together with all products and proceeds thereof. A UCC-1 Financing Statement was properly filed with the Nevada Department of State on March 28, 2005 to No.2005009191-4.

b. Pledge Agreements.

(1) On or about March 1, 2005, a Commercial Pledge Agreement and related documents were executed and delivered to the Bank whereby the Bank received a first-lien security interest in 50,000 shares of Bioaccelerate Holdings, Inc. stock (CUSIP No. 09063J103) ("Bioaccelerate Stock") as collateral for all the Obligations of Creative Enterprises to the Bank under the Note.

(2) On or about March 1, 2005, a Commercial Pledge Agreement and related documents were executed and delivered to the Bank whereby the Bank received a first-lien security interest in 202,708 shares of Xenonics Holdings, Inc. stock (CUSIP No. 984117101) ("Xenonics Stock") as collateral for all the Obligations of Creative Enterprises to the Bank under the Note.

5. General Acknowledgments. Creative Enterprises acknowledges and agrees as follows:

a. The Note was executed and delivered to the Bank in connection with commercial, and not consumer, transactions, and the loans and/or credit availability extended to Creative Enterprises pursuant to the Loan Documents constitutes good and valuable consideration;

b. The Loan Documents are valid, binding and in full force and effect as of the date hereof, and fully enforceable against Creative Enterprises, in accordance with the terms thereof;

c. The sum described in Paragraph 3 of this Agreement is validly due and owing the Bank under the Loan Documents, and the outstanding balance will continue to accrue interest at the contract rate(s) set forth in the Loan Documents;

d. Creative Enterprises is in default of its Obligations to the Bank under the Loan Documents, due to, without limitation, delinquent loan payments, and the Obligations due the Bank under the Note are now due and owing in full;

e. Creative Enterprises does not have any defense, set-off, counterclaim or challenge against the payment of any sums owing or to be owing under the Loan Documents, or the enforcement of any of the terms or conditions thereof;

f. Creative Enterprises does hereby fully and finally waive, to the extent allowed by law, any further notice or demands from Bank to it in connection with the Note, except as specifically provided herein or under the Loan Documents;

g. Neither this Agreement nor any other agreement entered into in connection herewith or pursuant to the terms hereof shall be deemed or construed to be a compromise, satisfaction, reinstatement, accord and satisfaction, novation or release of any of the Loan Documents, or any rights to obligations thereunder, or a waiver by Bank of any of its rights under the Loan Documents or at law or in equity and shall be without prejudice to any rights and/or remedies of Bank against Creative Enterprises, and except to the extent modified hereby, the terms and provisions of the Note and the Loan Documents shall remain in full force and effect, and are hereby ratified and reaffirmed by the parties hereto;

h. Except as specifically provided herein, neither this Agreement nor any other agreement executed in connection herewith or pursuant to the terms hereof, nor any actions taken pursuant to this Agreement or such other agreement shall be deemed to cure any events of default which may exist under the Loan Documents or to be a waiver by the Bank of any other existing defaults or events of default under the Loan Documents, or of any rights or remedies in connection therewith or with respect thereto, it being the intention of the parties hereto that the obligations of Creative Enterprises, with respect to the Loan Documents are and shall remain in full force and effect;

i. All liens, security interests, rights and remedies granted to the Bank in the Loan Documents are hereby renewed, confirmed and continued, and shall also secure the performance by Creative Enterprises of its obligations hereunder;

j. If at any time a payment or payments made on any part of the Obligations is subsequently invalidated, declared to be fraudulent or preferential, and/or is set aside or is required to be repaid to a trustee, receiver or any other person or entity under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the Obligations intended to be satisfied shall be revived and continued in full force and effect as if such payment or payments had not been made;

k. In the event Creative Enterprises is indebted or obligated to the Bank under other credit facilities, Creative Enterprises acknowledges that (i) said credit facilities are not affected by the terms and provisions of this Agreement; (ii) the obligations of Creative Enterprises under said credit facilities are not waived, terminated, modified, or amended hereby; and (iii) said credit facilities are hereby ratified and reaffirmed by Creative Enterprises in accordance with the terms of their respective loan documentation;

l. Creative Enterprises acknowledges and agrees that it would not have qualified for the credit extended by the Bank under the Note unless the Bank received the security interest in the Collateral, as set forth in Paragraph 4 of this Agreement; and

m. In addition to the forbearance recited herein, Creative Enterprises acknowledges that the Bank has provided it with good and valid consideration under this Agreement.

6. Forbearance. Provided there is strict compliance with each and every one of the terms and conditions of this Agreement, the Bank hereby agrees to forbear from commencing or continuing any further collection action in connection with the Note until the earlier of (i) the occurrence of any Event of Default under this Agreement, or (ii) May 31, 2007 ("Forbearance Termination Date").

7. Payments. Creative Enterprises will pay, or cause to be paid to the Bank, the following payments, which shall be applied to the outstanding Obligations due the Bank:

a. Contemporaneously with the execution of this Agreement, Creative Enterprises will deliver to the Bank the amount of $17,000.00, which funds will be held by the Bank in an escrow account titled in the name of Creative Enterprises and from which the Bank will deduct the monthly payment of accrued interest due on the Note;

b. On or before the first day of each month during the term of this Agreement, Creative Enterprises will pay the Bank the amount of $5,000 for application on the principal balance of the Note; and

c. No later than May 31, 2007 Creative Enterprises will pay the Bank the entire outstanding balance of the Obligations, including principal, accrued interest, late charges, legal fees, and collection costs.

8. Covenants and Conditions. Without in any manner limiting the other requirements contained herein or in the Loan Documents, the Bank's agreement to forbear as set forth in this Agreement is expressly contingent upon satisfaction, as determined by the Bank, of each of the following:

a. Financial and Other Information. Creative Enterprises will submit the financial and other information required to be submitted to the Bank under the terms of the Loan Documents. From time to time Creative Enterprises will provide such financial and other information regarding Creative Enterprises as the Bank may reasonably request. All information submitted to the Bank by Creative Enterprises pursuant to this Agreement or the Loan Documents shall be accurate and complete to the best of Creative Enterprises' knowledge, information, and belief and must be acceptable in form and substance to the Bank in its sole discretion.

b. Books and Records. Creative Enterprises will maintain accurate and complete records and books of account with respect to their respective business operations and will

permit officers or representatives of the Bank to examine and make excerpts from such books and records and to visit and inspect its properties, both real and personal, at all reasonable times.

c. Consideration. Creative Enterprises agrees that all payments and the additional Loan Documents, if any, are being made or granted pursuant to the terms of the Note and/or Loan Documents. In the event Creative Enterprises acts to rescind this Agreement or if any obligor for the Obligations files any petition for relief under the United States Bankruptcy Code, Title 11, United States Code, such payments and additional Collateral, if any, shall not be recoverable from the Bank.

d. Business Expenses/Taxes. Creative Enterprises agrees that it has sole responsibility for the payment of all ordinary expenses of doing business, including all state, local and federal taxes, until such time as all sums due to the Bank under the Obligations are paid in full. Creative Enterprises agrees that it has sole responsibility for payment of all respective overhead expenses and ordinary business expenses. Creative Enterprises shall remain current in payment of all taxes due to the federal, state or local government, as well as in payment of all other real estate taxes.

e. Maintenance of Collateral. At all times until all sums due under the Note are paid in full, Creative Enterprises will use its best efforts to maintain, preserve, protect and keep, or cause to be maintained, preserved, protected and kept the Collateral.

f. Insurance. Creative Enterprises shall maintain insurance coverage on all of the Bank's Collateral, including comprehensive and all-risk coverage, in accordance with the terms of the respective Loan Documents, with the Bank named as mortgagee and/or loss payee under a standard lienholder clause, and Creative Enterprises shall provide the Bank with certifications of such insurance upon request by the Bank. Each such policy shall provide for written notice to the Bank prior to termination or cancellation of coverage, or expiration of such policy and shall otherwise be in compliance with the terms of the Loan Documents.

g. Liens and Encumbrances. Creative Enterprises will not create or assume, or permit to exist, any mortgage, lien, pledge, tax lien, charge, security interest or encumbrance of any kind, upon (i) any of their property or assets except those presently existing and filed of record, or (ii) any of the property or assets which comprise Collateral for the Obligations set forth herein, whether real or personal, tangible or intangible of Creative Enterprises. Furthermore, Creative Enterprises will not sell any such property or assets subject to a conditional sale agreement or other title retention agreement, contingent or otherwise, or file or permit the filing of any financing statement, mortgage, lien or other similar notice under any other similar statute except in accordance with the provisions of this Agreement or with the prior written consent of the Bank.

h. Contingent Liabilities. Creative Enterprises will not become or remain liable, directly or indirectly, as principal or as guarantor or surety, in connection with the obligations, stock or dividends of any person, firm, corporation or other entity, whether by guarantee, endorsement, or otherwise, to the extent the Bank determines, in its sole discretion, that said liabilities impair the ability of Creative Enterprises to repay the Obligations .

i. Appraisals. Creative Enterprises agrees that the Bank shall be entitled to have appraisals performed of the Collateral. In that regard, Creative Enterprises agrees to allow the Bank's appraiser or other authorized individual(s) access to such Collateral, and the right to fully inspect the same for purposes of performing the appraisal. Creative Enterprises agrees to make arrangements to permit access to the appraiser or authorized individual within five (5) days of being contacted by such person for that purpose.

j. Deposit Account ; Right of Offset. Creative Enterprises acknowledges that the Bank may offset any payment due hereunder from any deposit account or accounts maintained by Creative Enterprises at the Bank. Furthermore, Creative Enterprises acknowledges that the Bank may offset any or all sums in deposit accounts of Creative Enterprises upon the occurrence of an Event of Default, and the Bank may apply so much of any payment received pursuant to the exercise of its right of offset on account of expenses incurred by the Bank. This entitlement to apply payments in this manner shall not excuse payment by Creative Enterprises of all sums due under Paragraph 7 hereof. Creative Enterprises will not permit to exist or arise any overdraft(s) in its deposit account(s) at Bank.

k. Ratification of Existing Documents. All provisions of the Loan Documents executed and delivered by Creative Enterprises to the Bank in connection with the Obligations described in this Agreement shall remain in full force and effect insofar as not inconsistent with the provisions of this Agreement.

9. Additional Acknowledgments, Covenants, and Conditions. In addition to the other requirements contained herein or in the Loan Documents, the following acknowledgments, covenants, and conditions are a material part of this Agreement (any agreements and obligations of the Bank contained herein are strictly predicated and conditioned upon Creative Enterprises being in full and complete compliance with all of the terms and conditions of this Agreement):

a. Notwithstanding the Bank's agreement to forbear as set forth in this Agreement, Creative Enterprises acknowledges and agrees that the Bank may take any action that the Bank deems necessary or desirable to protect the security interest of the Bank in the Collateral.

b. It will be an Event of Default under this Agreement and the Loan Documents for the aggregate market value of the Bioaccelerate Stock and Xenonics Stock (collectively, the "Pledged Stock") to be less than $350,000.00. In the event the aggregate market value of the Pledged Stock becomes less than $350,000.00 (but not less than the outstanding balance of the Obligations), then notwithstanding any other provision contained in this Agreement or the Loan Documents, after five (5) days' written notice the Bank may exercise its rights and remedies under the Loan Documents and applicable law, including, without limitation, selling the Pledged Stock in a manner consistent with applicable federal and state securities law. In the event the aggregate market value of the Pledged Stock becomes less than the outstanding balance of the Obligations, then notwithstanding any other provision contained in this Agreement or the Loan Documents, the Bank may immediately and without notice exercise its rights and remedies under the Loan Documents and applicable law, including, without

limitation, selling the Pledged Stock in a manner consistent with applicable federal and state securities law.

c. Notwithstanding any provision to the contrary contained in the Loan Documents, Creative Enterprises acknowledges and agrees that the Bank has no obligation to make any further advances of principal to Creative Enterprises on the Note.

d. Creative Enterprises has informed the Bank that it intends to change its corporate name to Skinny Nutritional Corp. Notwithstanding any such change of corporate name, (i) the duties, liabilities, and obligations of Creative Enterprises and any other obligors for the Obligations will not be modified or otherwise affected by such change of corporate name; and (ii) the Bank will continue to have a first lien perfected security interest in the Collateral and the Pledged Stock as security for the Obligations. Creative Enterprises will execute and deliver to the Bank, or cause to be executed and delivered to the Bank, such further and additional documents as the Bank may request to modify and amend the Loan Documents to reflect the change of corporate name and/or ratify and confirm the Obligations to the Bank and collateral for said Obligations following said change of corporate name.

10. Additional Documents and Future Actions. Creative Enterprises will, at its sole cost and expense, take such actions and provide the Bank from time to time with such agreements, additional instruments, documents, or information as the Bank may in its discretion deem necessary or advisable to carry out the terms of this Agreement. Creative Enterprises hereby authorizes and appoints the Bank as its attorney-in-fact, with full power of substitution, to execute on Creative Enterprises' behalf such other documents and notices as Bank may deem advisable to effectuate the terms of this Agreement or protect its interests and rights hereunder. Such power being coupled with an interest is irrevocable.

11. Representations and Warranties. In consideration of the forbearance extended herein by Bank, Creative Enterprises hereby represents and warrants, which representations and warranties shall survive until all the Obligations of Creative Enterprises to the Bank are paid and satisfied in full, as follows:

a. All representations and warranties of Creative Enterprises set forth in the Loan Documents are true and complete as of the date hereof;

b. This Agreement has been duly authorized, and this Agreement and the Loan Documents are legal, valid, and binding obligations of Creative Enterprises, enforceable in accordance with their terms;

c. The information set forth in this Agreement is true and correct;

d. Creative Enterprises, to the best of its knowledge, has complied with, and will continue to comply with, all applicable statutes, rules, regulations, orders and restrictions of the federal, state and local government or any instrumentality or agents thereof, having jurisdiction over the property serving as Collateral for the Bank as more fully set forth in this Agreement;

e. Creative Enterprises has filed or caused to be filed, and will continue to file or cause to be filed, all tax returns (including, without limitation, those relating to federal and state income taxes) required to be filed. No future lien for federal, state or local taxes shall be suffered or permitted. Creative Enterprises shall continue to pay all taxes on a current basis for the term of this Agreement; and

f. The execution and delivery of this Agreement by Creative Enterprises, and all documents and agreements to be executed and delivered pursuant to the terms hereof will not conflict with or result in the breach of or constitute a default (upon the passage of time, delivery of notice or both) under any indenture, mortgage, loan or other document or agreement to which Creative Enterprises is a party or by which Creative Enterprises or its property are bound or affected.

12. Fees, Costs, Expenses and Expenditures of Bank. Creative Enterprises acknowledges and agrees that its is obligated to pay all of the Bank's reasonable and actually incurred fees, costs, and expenses in connection with the review, preparation, negotiation, documentation and closing of this Agreement and the consummation of the transactions contemplated hereunder, including, without limitation, ongoing expenses of the Bank in administering and/or enforcing this Agreement and the Loan Documents, fees, disbursement, expenses, costs and fees and expenses of counsel retained by Bank (whether or not court proceedings are commenced) and all fees related to filings, recording of documents and searches, whether or not the transactions contemplated hereunder are consummated. Except as otherwise specifically set forth in this Agreement to the contrary, nothing contained herein shall limit in any manner whatsoever the Bank's right to reimbursement under any of the Loan Documents.

13. Default. The occurrence of any of the following shall constitute a default hereunder and under each of the Loan Documents ("Event of Default"):

a. Any default or event of default under any of the Loan Documents, or any event which, with the giving of notice or passage of time of both, would constitute a default or event of default hereunder or thereunder;

b. The failure of Creative Enterprises to comply with the terms of this Agreement, including, without limitation, payment of the Note as required hereunder;

c. Any warranty, representation or other statement by or on behalf of Creative Enterprises contained in this Agreement or any document furnished in compliance with or in connection with this Agreement or any financial statement or certification furnished to the Bank in accordance with this Agreement shall be false or misleading in any material respect at the time made;

d. Any creditor of Creative Enterprises, governmental unit (including without limitation, any department, commission or agency of federal, state and local government), party claiming to be a creditor of Creative Enterprises, or any other person (i) causes, or attempts to

cause, to be issued an attachment, garnishment, levy, or writ of execution against Creative Enterprises, any of the Collateral, or any of Creative Enterprises' deposit accounts, or (ii) files a lien or judgment against Creative Enterprises;

e. All or any part of any assets of Creative Enterprises come within the possession or control of a receiver, trustee, custodian or assignee for the benefit of creditors;

f. Creative Enterprises fails to pay to the Bank, or fails to cause to be paid to the Bank, the net proceeds from the sale of any Collateral without the prior written consent of the Bank; and/or

g. The Bank deems itself insecure with respect to Creative Enterprises' ability to pay or otherwise perform hereunder or under the Loan Documents.

14. Remedies. At the option of the Bank, upon the occurrence of any Event of Default under this Agreement and/or expiration of the Forbearance Termination Date, and without further notice or demand, which notice and demand is expressly waived by Creative Enterprises, the Bank shall be immediately entitled to the following remedies:

a. The Bank shall be relieved of any obligation to forbear from taking any collection action against Creative Enterprises or the Collateral, and any agreements of the Bank to forbear as set forth herein shall terminate immediately;

b. The Bank may offset any and all sums of Creative Enterprises held in any deposit account at the Bank. The Bank shall be entitled to take possession of all Collateral;

c. The Bank will be free to exercise all its rights and remedies as set forth in the Loan Documents, at law, in equity or otherwise, which rights are incorporated herein by reference. The Bank shall be entitled to pursue any legal action available to it in any jurisdiction to enforce the Obligations evidenced by the Note or to enforce its security interests in the Collateral. Without limitation, the Bank shall be entitled to accelerate the Obligations and declare the entire outstanding amount of the Obligations and all other instruments evidencing obligations of Creative Enterprises to the Bank to be due and payable in full, whereupon the principal amount of all outstanding Obligations, together with all accrued interest thereon, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding. The Bank shall be permitted to collect the entire outstanding amounts due under the terms of the Obligations, as more particularly set forth in Paragraph 3 of this Agreement, and the Bank shall be under no obligation to accept less than the full amount of the Obligations; and

d. Creative Enterprises acknowledges and agrees that the Bank shall be under no obligation to proceed and execute against Creative Enterprises' property under any judgment on the Note nor against the property subject to the Security Agreement before resorting to any other Collateral or real or personal property of Creative Enterprises or any other obligors. Creative

Enterprises acknowledges and agrees that the Bank shall not be obligated to bid to protect its interest in the Collateral upon execution by any other creditor.

15. Interest on the Loans. At the option of the Bank, upon the occurrence of any Event of Default, interest will commence to accrue on the outstanding balance of the Obligations at a rate per annum which is five percentage points (5%) in excess of the nondefault rate provided for in the Note ("Default Rate"), without further notice or demand. At the option of the Bank, any judgment obtained for sums due hereunder or under the Loan Documents, will accrue interest at the Default Rate set forth above until paid in full.

16. Release and Indemnification. In order to induce Bank to enter into this Agreement, Creative Enterprises hereby agrees as follows:

a. Release. Creative Enterprises hereby fully, finally and forever acquit, quitclaim, release and discharge the Bank and its officers, directors, employees, agents, attorneys, successors and assigns of and from any and all obligations, claims, liabilities, damages, demands, debts, liens, deficiencies or cause or causes of action to, of or for the (whether directly or indirectly) benefit of Creative Enterprises, at law or in equity, known or unknown, contingent or otherwise, whether asserted or unasserted, whether now known or hereafter discovered, whether statutory, in contract or in tort, as well as any other kind or character of action now held, owned or possessed (whether directly or indirectly) by Creative Enterprises on account of, arising out of, related to or concerning, whether directly or indirectly, proximately or remotely (i) the negotiation, review, preparation or documentation of the Loan Documents or any other documents or agreements executed in connection therewith, (ii) the administration of the Loan Documents, (iii) the enforcement, protection or preservation of Bank's rights under the Loan Documents, or any other documents or agreements executed in connection therewith, and/or (iv) any action or inaction by the Bank in connection with any such documents, instruments and agreements (the "Released Claims");

b. Covenant Not to Litigate. In addition to the release contained in Subsection (a) above, and not in limitation thereof, Creative Enterprises hereby agrees that it will never prosecute, nor voluntarily aid in the prosecution of, any action or proceeding relating to the Released Claims, whether by claim, counterclaim or otherwise;

c. Transfer of Claims. If, and to the extent that, any of the Released Claims are, for any reason whatsoever, not fully, finally and forever released and discharged pursuant to the terms of Subsection (a) above, Creative Enterprises hereby absolutely and unconditionally grants, sells, bargains, transfers, assigns and conveys to the Bank all of the Released Claims and any proceeds, settlements and distributions relating thereto; and

d. Indemnification. Creative Enterprises expressly agrees, jointly and severally, to indemnify and hold harmless Bank and its officers, directors, employees, agents, attorneys, successors and assigns, of and from any and all obligations, losses, claims, damages, liabilities, demands, debts, liens, costs and expenses of Bank and/or it officers, directors, employees, agents, successors and assigns that may be asserted by, or may arise out of, whether

directly or indirectly, proximately or remotely, any investigation, litigation, or other proceedings initiated, undertaken or joined in by Creative Enterprises, or any other third party (including, without limitation, any agent, personal representative, heir, executor, successor or assign of Creative Enterprises in connection with (i) the negotiation, review, preparation or documentation of the Loan Documents or any other documents or agreements executed in connection with the Obligations, or any or them, (ii) the administration of the Loan Documents; (iii) the enforcement, protection or preservation of Bank's rights under the Loan Documents or any other documents or agreements executed in connection with the Obligations, or any of them, (iv) the validity, perfection or enforceability of the Loan Documents, and/or (v) any action or inaction by Bank in connection with any of the foregoing.

Creative Enterprises acknowledges that the foregoing is intended to be a general release with respect to the matters described therein. Creative Enterprises hereby expressly acknowledges and agrees that the waivers and releases contained in this Agreement shall not be construed as an admission of and/or the existence of any claims of Creative Enterprises against Bank. Creative Enterprises further acknowledges that, to the extent that any such claims may exist, they are of a speculative nature so as to be incapable of objective valuation and that, to the extent that any such claims may exist and may have value, such value would constitute primarily "nuisance" value or "leverage" value in adversarial proceeding between Creative Enterprises and Bank. In any event, Creative Enterprises hereby acknowledges and agrees that the value to Creative Enterprises of this Agreement and of the covenants and agreements on the part of Bank contained in this Agreement substantially and materially exceeds any and all value of any kind or nature whatsoever of any claims or liabilities waived or released by Creative Enterprises hereunder.

17. No Course of Dealing.

a. Termination of Waivers. Creative Enterprises hereby acknowledges and agrees that effective as of the date hereof any waiver or implied waiver by the Bank of any obligation or covenant of Creative Enterprises under the Loan Documents is expressly terminated and rescinded (except as expressly provided herein to the contrary) and that Creative Enterprises is obligated to, and is expected by the Bank to, strictly perform and comply with all of such obligations and covenants as provided in the Loan Documents.

b. Future Forbearance. Notwithstanding the extension of time for performance granted Creative Enterprises under this Agreement, the Bank shall be under no duty or obligation to provide any further extension of time in the event Creative Enterprises shall fail to comply with the terms hereof and before the Bank may exercise its rights and remedies under the Loan Documents and applicable law. Such extension of time does not constitute a course of dealing between Creative Enterprises and the Bank, and nothing contained herein shall be deemed to obligate Bank to enter into any other forbearance agreements or to waive any Events of Default.

18. No Control. Creative Enterprises hereby acknowledges and agrees that any term, condition, covenant, or provision contained in this Agreement or the Loan Documents relating to

any matter whatsoever shall not constitute control by the Bank over such matters and that Creative Enterprises assumes full responsibility for its actions, even if such actions are approved by the Bank. Such approval or acceptance by the Bank shall not create privity of contract between the Bank and any third party. Moreover, Creative Enterprises hereby waives any claim or defense of control by the Bank in any proceeding now or hereafter instituted or maintained in any court of law or equity.

19. Exclusive Jurisdiction. Creative Enterprises hereby consents to the exclusive jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agrees that, subject to the Bank's election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and Creative Enterprises waives any objection which it may have based on improper venue or *forum non conveniens* to the conduct of any proceeding in any such court and waive personal service of any and all process upon it, and consents that all such service of process be made by mail or messenger directed to it at the address set forth in this Agreement. Nothing contained in this Paragraph shall affect the right to Bank to serve legal process in any other manner permitted by law or affect the right of Bank to bring any action or proceeding against Creative Enterprises, or its property in the courts of any other jurisdiction.

20. Waiver of Right to Trial by Jury. CREATIVE ENTERPRISES AND THE BANK EACH WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALING OF CREATIVE ENTERPRISES WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR DELIVERED IN THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. CREATIVE ENTERPRISES AND THE BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF CREATIVE ENTERPRISES AND THE BANK TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. CREATIVE ENTERPRISES ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS SECTION.

21. Communications and Notices. All notices, requests and other communications made or given in connection with this Agreement or under the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, telecopy (with original forwarded by

first class mail), or registered or certified mail, return receipt requested, in all cases with postage prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

Creative Enterprises:	Creative Enterprises International, Inc. c/o Kenneth Brice, Chief Financial Officer CFO Resources, Inc. 521 Executive Drive Princeton, NJ 08540
	with a copy to:
	Bernard Resnick, Esquire 2 Bala Plaza, Suite 300 Bala Cynwyd, PA 19004
Bank:	Madison Bank, a division of Leesport Bank 1240 Broadcasting Road Wyomissing, PA 19610 Attn: Melanie Eberly, V.P.
	with a copy to:
	Charles N. Shurr, Jr., Esquire Hartman, Hartman, Howe & Allerton, P.C. 2901 St. Lawrence Avenue P.O. Box 4429 Reading, Pennsylvania 19606

22. Time of Essence. Time is of the essence of this Agreement.

23. Inconsistencies. To the extent of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of the Loan Documents, the terms and conditions of this Agreement shall prevail. All terms and conditions of the Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Creative Enterprises.

24. Binding Effect. This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns; provided, however, that Creative Enterprises may not assign any of its rights, duties, or obligations hereunder without the prior written consent of the Bank.

25. Severability. The provisions of this Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

26. No Third Party Beneficiaries. The rights and benefits of this Agreement and the Loan Documents shall not inure to the benefit of any third party.

27. Modifications. No modification of this Agreement or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

28. Holidays. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding business day.

29. Law Governing. Notwithstanding anything in the Loan Documents to the contrary and regardless in what state the Loan Documents are deemed to have been executed, the Loan Documents shall be deemed to have been made, executed, delivered and accepted in Berks County, Pennsylvania, and will be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

30. Headings. The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

31. Execution. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. The parties may execute and deliver this Agreement via facsimile transmission, and a party's facsimile signature shall be deemed binding upon said party.

32. Survival. All warranties, representations, and covenants made by Creative Enterprises herein, or in any other instrument delivered by them or on their behalf under or in furtherance of this Agreement, shall be considered to be relied upon by the Bank and shall survive the termination of this Agreement, regardless of any investigation made by the Bank or on its behalf.

33. Construction. Each covenant contained in this Agreement shall be construed as being independent of each other covenant contained herein and compliance with any one covenant shall not be deemed to excuse compliance with any or all other covenants.

34. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto concerning the subject matter set forth herein and supersedes all prior or contemporaneous oral and/or written agreements and representations not contained herein concerning the subject matter of this Agreement.

35. Results of Negotiation. Creative Enterprises acknowledges that it has been represented by counsel or that it has had an opportunity to consult with counsel in connection with the execution and delivery of this Agreement and that the terms and conditions of this

Agreement are the result of good faith negotiations between the parties hereto. Creative Enterprises further acknowledges that the covenants, conditions, representations, waivers, and consents of Creative Enterprises contained in this Agreement constitute a material inducement for the Bank to enter into this Agreement and it has been fully advised of the consequences of such provisions by its counsel.

36. Joinders and Consents. Those certain separate Joinders and Consents executed and delivered to the Bank in connection with this Agreement are hereby incorporated herein by reference as though set forth in full.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

CREATIVE ENTERPRISES INTERNATIONAL, INC.

By: ______________________
Michael Salaman, ~~President~~ Chairman

MADISON BANK, A DIVISION OF LEESPORT BANK

By: ______________________
Melanie Eberly, V.P.

COMMONWEALTH OF PENNSYLVANIA :

: SS

COUNTY OF MONTGOMERY :

On this, the 13th day of DECEMBER, 2006 before me, the undersigned officer, a notary public in and for said county and state, personally appeared Michael Salaman, who acknowledged himself to be an officer of Creative Enterprises International, Inc., a Nevada business corporation, and that he as such officer being duly authorized to do so, executed the foregoing Forbearance Agreement for the purposes contained therein by signing the name of the corporation by himself as such officer.

IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal.

Suzanne M. Rupert

Notary Public

SUZANNE M. RUPERT
Notary Public of New Jersey
Commission Expires 5/5/2010

COMMONWEALTH OF PENNSYLVANIA :

: SS

COUNTY OF Berks :

On this, the 27 day of December, 2006, before me, the undersigned officer, a notary public in and for said county and state, personally appeared Melanie Eberly, who acknowledged himself to be an authorized officer of Madison Bank, a division of Leesport Bank, a Pennsylvania banking corporation, and that she as such officer being duly authorized to do so, executed the foregoing Forbearance Agreement for the purposes contained therein by signing the name of the banking association by herself as such officer.

IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal.

COMMONWEALTH OF PENNSYLVANIA
Notarial Seal
Danielle M. Ninfo, Notary Public
Birdsboro Boro, Berks County
My Commission Expires Aug. 8, 2009
Member, Pennsylvania Association of Notaries

Notary Public